Exhibit 99.B(a)(40)

ING INVESTORS TRUST

AMENDMENT #40 TO THE AMENDED AND RESTATED AGREEMENT AND
DECLARATION OF TRUST

Effective:  July 31, 2007

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to:

1. Designate Service 2 Class shares for ING Stock Index Portfolio.

The foregoing shall be effective upon the date first written above.

/s/ John V. Boyer	/s/ Sheryl K. Pressler
John V. Boyer, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Patricia W. Chadwick	/s/ David W. C. Putnam
Patricia W. Chadwick, as Trustee	David W.C. Putnam, as Trustee

/s/ J. Michael Earley	/s/ John G. Turner
J. Michael Earley, as Trustee	John G. Turner, as Trustee

/s/ R. Barbara Gitenstein	/s/ Roger B. Vincent
R. Barbara Gitenstein, as Trustee	Roger B. Vincent, as Trustee

/s/ Patrick W. Kenny
Patrick W. Kenny, as Trustee